Exhibit 99.1

Reata Announces the Appointment of Steven W. Ryder, M.D. to its Board of Directors

PLANO, Texas—July 11, 2022 (BUSINESS WIRE)—Reata Pharmaceuticals, Inc. (Nasdaq: RETA) (“Reata,” the “Company,” or “we”), a clinical-stage biopharmaceutical company, today announced the appointment of Steven W. Ryder, M.D. to its Board of Directors, effective July 11, 2022.

“We are thrilled to welcome Dr. Ryder to Reata’s board,” said Warren Huff, Reata’s Chief Executive Officer. “He is joining us at a critical point in Reata’s development with our New Drug Application under review with the U.S. Food and Drug Administration for omaveloxolone for the treatment of patients with Friedreich’s ataxia. His knowledge will be invaluable to help us achieve our mission in developing innovative therapies that change patients’ lives for the better.”

Dr. Ryder brings over 35 years of experience in the biopharmaceutical industry, serving in various development roles globally. Most recently, Dr. Ryder has served as the Chief Medical Officer of Rallybio Corporation since January 2019. From July 2013 through December 2018, Dr. Ryder served as Chief Development Officer at Alexion Pharmaceuticals, Inc. Prior to that, Dr. Ryder served as President of Astellas Pharma Global Development, Inc. Dr. Ryder worked at Pfizer Inc. for 21 years where he held positions of increasing responsibility, including head of worldwide clinical development. He is the past-President of the American Society of Clinical Pharmacology and Therapeutics, has held leadership positions in the Health Section Governing Board, Regulatory Executive Committee, and Board of BIO, and the Science and Regulatory section of the Pharmaceutical Research and Manufacturers of America (“PhRMA”), is a member of the Clinical Pharmacology Advisory Board of the PhRMA Foundation, and is an active member of several editorial boards. Dr. Ryder has served as the industry representative on the U.S. Food and Drug Administration’s Metabolic/Endocrine Drugs Advisory Committee. Dr. Ryder earned an M.D. from the Icahn School of Medicine at Mount Sinai.

“I am excited to be joining Reata’s Board of Directors at this crucial time,” said Dr. Ryder. “I look forward to working with the other board members, as well as Reata’s management team, to prepare for the next stage in the Company’s growth and the potential commercial launch of omaveloxolone in the United States, subject to regulatory review and approval.”

About Reata

Reata is a clinical-stage biopharmaceutical company that develops novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation. Reata’s two most advanced clinical candidates, omaveloxolone and bardoxolone, target the important transcription factor Nrf2 that promotes the resolution of inflammation by restoring mitochondrial function, reducing oxidative stress, and inhibiting pro-inflammatory signaling. Omaveloxolone and bardoxolone are investigational drugs, and their safety and efficacy have not been established by any agency.

Exhibit 99.1

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the success, cost and timing of our product development activities and clinical trials, our plans to research, develop, and commercialize our product candidates, our plans to submit regulatory filings, and our ability to obtain and retain regulatory approval of our product candidates. You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans,” “model,” and “expects.” Forward-looking statements are based on Reata’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, (i) the timing, costs, conduct, and outcome of our clinical trials and future preclinical studies and clinical trials, including the timing of the initiation and availability of data from such trials; (ii) the timing and likelihood of regulatory filings and approvals for our product candidates; (iii) whether regulatory authorities determine that additional trials or data are necessary in order to obtain approval; (iv) the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the market opportunities for our product candidates; and (v) other factors set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, under the caption “Risk Factors.” The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Contact:

Reata Pharmaceuticals, Inc.

(972) 865-2219

https://www.reatapharma.com/

Investor Relations & Media:

John Hunter ir@reatapharma.com

Wendy Segal media@reatapharma.com

https://www.reatapharma.com/contact-us/